Exhibit 24.1

                              POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Byron
L. Gilman and R. Eric Bosler, or either of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-1 of SurVivaLink Corporation (the "Registration Statement"), or any registration statement related to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act ("462(b) Registration Statement") and any or all amendments (including post-effective amendments) to the Registration Statement or a 462(b) Registration Statement, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                        TITLE                     DATE
    /S/ BYRON L. GILMAN      Chairman, Chief Executive           May 20, 1996
 Byron L. Gilman             Officer, and Director
     /S/ R. ERIC BOSLER      Chief Financial Officer             May 20, 1996
 R. Eric Bosler
   /S/ RICHARD B. EMMITT     Director                            May 21, 1996
 Richard B. Emmitt
  /S/ DAVID S. GOLDSTEEN     Director                            May 20, 1996
 David S. Goldsteen
    /S/ KARL J.F. KROLL      Director                            May 19, 1996
 Karl J.F. Kroll
     /S/ MARK W. KROLL       Director                            May 19, 1996
 Mark W. Kroll
    /S/ KENNETH C. MAKI      Director                            May 20, 1996
 Kenneth C. Maki
   /S/ WARREN S. WATSON      Director                            May 23, 1996

 Warren S. Watson